Lightbridge Announces Second Quarter 2006 Financial Results
Authorize.Net Revenue Grows 29% over Prior Year
Cash Balance, Excluding Merchant Reserves, totals $89.7 Million
Burlington, MA — July 25, 2006 — Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce, analytics and decisioning company, today reported financial results for the quarter ended June 30, 2006.
Results
Revenue from continuing operations for the second quarter of 2006 was $25.2 million compared to $26.6 million for the second quarter of 2005. This represents a decrease of 5% compared to the prior year due to lower revenue from Telecom Decisioning Services (TDS) clients. Authorize.Net revenue for the second quarter of 2006 was a record $13.9 million, an increase of 29% over the $10.7 million reported in the second quarter of 2005.
Income from continuing operations was $854,000, or $0.03 per fully diluted share, for the second quarter of 2006, versus $2.4 million, or $0.09 per fully diluted share, reported for the second quarter of 2005.
Second quarter 2006 results included share-based compensation expense of approximately $1.2 million reflecting the adoption of SFAS 123(R), restructuring and related asset impairment charges of $937,000, and a patent litigation settlement of $1.5 million. The restructuring and related asset impairment charges were attributable to the planned closure of the Liverpool, Nova Scotia contact center, and the patent litigation settlement was with NetMoneyIN, Inc., both previously announced on May 24, 2006. There were no significant comparative charges in the second quarter of 2005. For the second quarter of 2006, income from continuing operations before share-based compensation expense, restructuring and related asset impairment charges and the patent litigation settlement (a non-GAAP financial measure) was $4.4 million, or $0.16 per fully diluted share. A detailed reconciliation of the GAAP and non-GAAP measures is included at the end of this release.
Total revenue from continuing operations for the first six months of 2006 was $51.8 million compared to $53.7 million for the first six months of 2005. Income from continuing operations for the first six months of 2006 was $2.0 million, or $0.07 per fully diluted share, versus income from continuing operations of $3.5 million, or $0.13 per fully diluted share, for the first six months of 2005. The six months ended June 30, 2006 results include share-based compensation expense of $2.8 million, restructuring and asset impairment

Lightbridge Announces Second Quarter 2006 Financial Results—Page 2
charges of $2.3 million and the above-mentioned patent litigation settlement of $1.5 million. Included in the first six months of 2005 was $376,000 in restructuring charges.
For the first six months of 2006, income from continuing operations before share-based compensation expense, restructuring and related asset impairment charges and the patent litigation settlement (a non-GAAP financial measure) was $8.6 million, or $0.31 per fully diluted share. A detailed reconciliation of the GAAP and non-GAAP measures is included at the end of this release.
Business Perspective
“Lightbridge had a solid second quarter, with Authorize.Net enjoying continued strong year over year financial performance,” said Bob Donahue, president and CEO. “Authorize.Net generated record revenue, transaction volumes, dollars processed and net new merchants in the second quarter which reflects the strength of this business.”
Donahue continued, “Telecom Decisioning achieved major milestones in product launches and rollouts in the second quarter. We extended a contract with one of our large clients, Alltel, which we expect to transition to our EDM platform over the next few months. Also, we continued our diligent efforts to control costs and took quick measures to restructure our contact center operations following our announcement of T-Mobile’s plan to consolidate its contact center vendors.”
Authorize.Net Metrics
•	Processed a record $7.4 billion of merchant transactions in the second quarter, up 32% compared to the same period in 2005.
•	Processed a record 73.2 million transactions in the second quarter, a 25% increase over the comparable quarter last year.
•	Added a record 17,557 new merchants in the second quarter of 2006 with net new merchant additions totaling 8,016.
•	Active Merchants as of June 30, 2006 were a record 150,000, up 21% over the prior year.
Selected Highlights
•	Added to the Russell 3000 index.
•	Rolled out best in class Enhanced Disaster Recovery service to all TDS clients.
•	Announced a multi-year contract extension with Alltel.
•	Launched Enhanced Decision Management 3.0, a new platform that allows clients to run credit and risk strategies from their desktops.

Lightbridge Announces Second Quarter 2006 Financial Results—Page 3
Cash and Short-Term Investments
At June 30, 2006, Lightbridge’s cash and short-term investment position was $98.2 million, compared to $84.8 million at December 31, 2005. This includes funds held for merchants of $8.5 million compared to $7.1 million at December 31, 2005.
Company Performance versus Previous Guidance — Second Quarter 2006
Lightbridge’s revenue of $25.2 million was within the Company’s guidance of $24.8 to $26.5 million for the second quarter of 2006. The Company’s guidance included revenue expectations for Authorize.Net of $13.8 to $14.5 million with actual results for this business reported at $13.9 million.
Lightbridge’s earnings per share of $0.03 was at the midpoint of the guidance issued on May 24, 2006 of $(0.01) to $0.07 for the second quarter of 2006.
Business Outlook
Guidance for the third quarter of 2006 is only current as of today, Tuesday, July 25, 2006. The Company undertakes no obligation to update its estimates.
•	The Company anticipates revenue for the third quarter of 2006 to be in the range of $22.4 million to $24.2 million, reflecting reduced T-Mobile revenue expectations. Authorize.Net expects to contribute in the range of $13.9 to $14.7 million.
•	The Company anticipates net income per fully diluted share for the third quarter of 2006 to be in the range of $0.03 to $0.11. The Company anticipates share-based compensation expense in the third quarter of 2006 associated with the expensing of stock options in accordance with SFAS 123(R) in the range of $700,000 to $900,000, or $0.02 to $0.03 per fully diluted share. The Company uses the modified prospective method to report compensation charges associated with the expensing of stock options. The Company expects to record restructuring charges in the third quarter related to the closure of the Liverpool, Nova Scotia facility in the range of $500,000 to $700,000, or approximately $0.02 per fully diluted share.
•	For the third quarter of 2006, net income per fully diluted share before share-based compensation expense and restructuring charges related to the closure of the Liverpool, Nova Scotia contact center (a non-GAAP financial measure) is anticipated to be in the range of $0.08 to $0.16.

Lightbridge Announces Second Quarter 2006 Financial Results—Page 4
Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, (GAAP), the Company has provided non-GAAP financial measures which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Such measures exclude share-based compensation expense, restructuring and related asset impairment charges and the patent litigation settlement in the second quarter of 2006. The Company uses the modified prospective method to report compensation charges associated with the expensing of stock options. Results for prior periods have not been adjusted to reflect non-GAAP financial performance. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends and in allowing for a more comparable presentation of results in the reported period to those in prior periods that did not include SFAS 123(R) share-based compensation. Management uses these measures along with their corresponding GAAP financial measures to help manage the Company’s business and to help evaluate its performance compared to the marketplace. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as superior to or as a substitute for financial information provided in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, contained in the attached exhibits and found on the Company’s website at: www.lightbridge.com.
Conference Call Information
Lightbridge will conduct a conference call today, Tuesday, July 25, 2006 at 5:00 pm (ET) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the “Investor Relations” section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company’s website for one week. The call can also be accessed live over the phone by dialing 1-877-427-0636 or for international callers by dialing 973-935-8515. The replay will be available one hour after the call and can be accessed by dialing 877-519-4471 or for international callers by dialing 973-341-3080. The passcode number is 7548773. The replay will be available until Tuesday, August 8, 2006.
About Lightbridge
Lightbridge, Inc. (NASDAQ:LTBG) is a leading e-commerce, analytics and decisioning company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification, and payment authorization. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure

Lightbridge Announces Second Quarter 2006 Financial Results—Page 5
payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.
###
Contact:
Lynn Ricci
Director, Investor & Media Relations
Lightbridge, Inc.
781/359-4854
lricci@lightbridge.com
Note to Editors: LIGHTBRIDGE and AUTHORIZE.NET are registered trademarks, and the Lightbridge logo, EDM and Enhanced Decision Management are trademarks of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.
Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s expectations with respect to its EDM platform and efforts to control costs, the Company’s belief that its presentation of non-GAAP financial measures is useful to investors, and the third quarter of 2006 financial guidance are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company’s revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (v) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or the acquisition of Authorize.Net, (vi) the impact of compensation expense, restructuring and other charges on the Company’s business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, (viii) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net’s business and dependence on relationships with third party payment processors, and (ix) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2005 Annual Report on Form 10-K, first quarter 2006 Quarterly Report on Form 10-Q, and other public filings. The Company undertakes no obligation to update any forward-looking statements.

Lightbridge Announces Second Quarter 2006 Financial Results—Page 6
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
(in thousands, except per share data)
Restated for discontinued operations

	Three Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005
Revenues	$25,223	$26,542	$26,564

Cost of revenues	10,782	11,737	12,016

Gross profit	14,441	14,805	14,548

Operating expenses:
Engineering and development	2,946	3,237	3,554
Sales and marketing	4,939	4,771	4,444
General and administrative	5,781	4,759	4,091
Restructuring charges and related asset impairments	937	1,393	(8)

Total operating expenses	14,603	14,160	12,081

Income (loss) from operations	(162)	645	2,467

Other income, net	1,099	1,010	328

Income from continuing operations before provision for income taxes	937	1,655	2,795

Provision for income taxes	83	491	442

Income from continuing operations	854	1,164	2,353

Discontinued operations, net of income taxes:
Gain on sale of INS business	—	—	12,689
Discontinued operations	—	468	170

Total discontinued operations, net of income taxes	—	468	12,859

Net income	$854	$1,632	$15,212

Net income per common share (basic):
From continuing operations	$0.03	$0.04	$0.09
From discontinued operations	—	0.02	0.48

Net income per common share (basic):	$0.03	$0.06	$0.57

Net income per common share (diluted):
From continuing operations	$0.03	$0.04	$0.09
From discontinued operations	—	0.02	0.47

Net income per common share (diluted):	$0.03	$0.06	$0.56

Basic weighted average shares	27,243	27,023	26,623

Diluted weighted average shares	28,331	27,561	27,014

(a) Share-based compensation expense is included in the above expense categories:

Cost of revenues	$51	$95	$—
Engineering and development	106	181	—
Sales and marketing	27	42	—
General and administrative	971	1,293	—

	$1,155	$1,611	$—

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge Inc’s financial statements as of and for the three months ended March 31, 2006 and June 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc’s statement of operations as the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.

Lightbridge Announces Second Quarter 2006 Financial Results — Page 7
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
(in thousands, except per share data)
Restated for discontinued operations

	Six Months Ended

	June 30, 2006	June 30, 2005

Revenues	$51,765	$53,737

Cost of revenues	22,519	25,512

Gross profit	29,246	28,225

Operating expenses:
Engineering and development	6,183	7,476
Sales and marketing	9,710	8,915
General and administrative	10,540	7,621
Restructuring charges and related asset impairments	2,330	376

Total operating expenses	28,763	24,388

Income from operations	483	3,837

Other income, net	2,109	590

Income from continuing operations before provision for income taxes	2,592	4,427

Provision for income taxes	574	920

Income from continuing operations	2,018	3,507

Discontinued operations, net of income taxes:
Gain on sale of INS business	—	12,689
Discontinued operations	468	(2,084)

Total discontinued operations, net of income taxes	468	10,605

Net income	$2,486	$14,112

Net income per common share (basic):
From continuing operations	$0.07	$0.13
From discontinued operations	0.02	0.40

Net income per common share (basic):	$0.09	$0.53

Net income per common share (diluted):
From continuing operations	$0.07	$0.13
From discontinued operations	0.02	0.39

Net income per common share (diluted):	$0.09	$0.52

Basic weighted average shares	27,134	26,592

Diluted weighted average shares	28,059	26,963

(a) Share-based compensation expense is included in the above expense categories:

Cost of revenues	$146	$—
Engineering and development	287	—
Sales and marketing	69	—
General and administrative	2,264	—

	$2,766	$—

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge Inc’s financial statements as of and for the six months ended June 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc’s statement of operations as the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.

Lightbridge Announces Second Quarter 2006 Financial Results—Page 8
Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information (a)
(in thousands, except percentage amounts)
Restated for discontinued operations

	Three Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005
Revenues:
TDS	$11,306	$13,089	$15,817
Payment Processing	13,917	13,453	10,747

Total revenues	$25,223	$26,542	$26,564

Gross Profit:
TDS	$3,452	$4,310	$6,078
Payment Processing	11,040	10,590	8,470

Sub-total — Reportable segments	14,492	14,900	14,548
Reconciling items (1)	(51)	(95)	—

Total gross profit	$14,441	$14,805	$14,548

Gross Profit %:
TDS	30.5%	32.9%	38.4%
Payment Processing	79.3%	78.7%	78.8%

Sub-total — Reportable segments	57.5%	56.1%	54.8%
Reconciling items (1)	-0.2%	-0.4%	0.0%

Total gross profit %	57.3%	55.8%	54.8%

Operating Income (loss):
TDS	$1,345	$2,195	$3,204
Payment Processing	4,180	3,989	2,453

Sub-total — Reportable segments	5,525	6,184	5,657
Reconciling items (2)	(5,687)	(5,539)	(3,190)

Consolidated total	$(162)	$645	$2,467

(1) — Represents share-based compensation unallocated to gross profit.

(2) — Reconciling items from segment operating income to consolidated operating loss include the following:

	Quarter Ended
	June 30, 2006		March 31, 2006		June 30, 2005
Restructuring costs	$(937)		$(1,393)		$8
Share-based compensation expense	(1,104))	(a)	(1,516))	(a)	—
Litigation settlement, net	(1,500)		—		—
Unallocated corporate and centralized marketing, general and administrative expenses	(2,146)		(2,630)		(3,198)

Total	$(5,687)		$(5,539)		$(3,190)

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge Inc’s financial statements as of and for the three months ended March 31, 2006 and June 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc’s statement of operations as the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.

Lightbridge Announces Second Quarter 2006 Financial Results — Page 9
Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information (a)
(in thousands, except percentage amounts)
Restated for discontinued operations

	Six Months Ended
	June 30, 2006	June 30, 2005
Revenues:
TDS	$24,395	$32,890
Payment Processing	27,370	20,847

Total revenues	$51,765	$53,737

Gross Profit:
TDS	$7,762	$11,950
Payment Processing	21,630	16,275

Sub-total — Reportable segments	29,392	28,225
Reconciling items (1)	(146)	—

Total gross profit	$29,246	$28,225

Gross Profit %:
TDS	31.8%	36.3%
Payment Processing	79.0%	78.1%

Sub-total — Reportable segments	56.8%	52.5%
Reconciling items (1)	-0.3%	0.0%

Total gross profit %	56.5%	52.5%

Operating Income:
TDS	$3,540	$5,679
Payment Processing	8,169	4,550

Sub-total — Reportable segments	11,709	10,229
Reconciling items (2)	(11,226)	(6,392)

Consolidated total	$483	$3,837

(1) — Represents share-based compensation unallocated to gross profit.
(2) — Reconciling items from segment operating income to consolidated operating loss include the following:

	Six Months Ended
	June 30, 2006		June 30, 2005

Restructuring costs	$(2,330)		$(376)
Share-based compensation expense	(2,620	)(a)	—
Litigation settlement, net	(1,500)		—
Unallocated corporate and centralized marketing, general and administrative expenses	(4,776)		(6,016)

Total	$(11,226)		$(6,392)

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge Inc’s financial statements as of and for the six months ended June 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc’s statement of operations as the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.

Lightbridge Announces Second Quarter 2006 Financial Results—Page 10
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Balance Sheets
(in thousands)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$96,310	$83,120
Short-term investments	1,917	1,688

Total cash and short term investments	98,227	84,808
Accounts receivable, net	10,449	11,911
Other current assets	2,812	3,432

Total current assets	111,488	100,151

Property and equipment, net	8,763	10,804
Other assets, net	635	438
Restricted cash	2,100	2,100
Goodwill	57,628	57,628
Intangible assets, net	16,998	18,414

Total assets	$197,612	$189,535

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$11,796	$14,375
Deferred rent obligation	633	656
Deferred revenues	3,074	2,863
Funds due to merchants	8,455	7,112
Reserve for restructuring	877	989

Total current liabilities	24,835	25,995
Deferred rent, less current portion	2,304	2,548
Deferred tax liability	3,553	3,074
Long-term liabilities	1,246	965

Total liabilities	31,938	32,582

Commitments and contingencies

Stockholders’ equity:
Common stock	307	303
Additional paid-in capital	175,810	169,648
Accumulated other comprehensive gain	179	110
Retained earnings	10,165	7,679

Total	186,461	177,740
Less: treasury stock, at cost	(20,787)	(20,787)

Total stockholders’ equity	165,674	156,953

Total liabilities and stockholders’ equity	$197,612	$189,535

Lightbridge Announces Second Quarter 2006 Financial Results — Page 11
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
GAAP to Non-GAAP Reconciliation

(in thousands, except per share data)

Restated for discontinued operations

	Three Months Ended

	GAAP	Non-GAAP		Non-GAAP June
	June 30, 2006	Adjustments		30, 2006

Revenues	$25,223	$—		$25,223

Cost of revenues	10,782	(51)	(b)	10,731

Gross profit	14,441	51		14,492

Operating expenses:
Engineering and development	2,946	(106)	(b)	2,840
Sales and marketing	4,939	(27)	(b)	4,912
General and administrative	5,781	(2,471)	(c)	3,310
Restructuring charges and related asset impairments	937	(937)		—

Total operating expenses	14,603	(3,541)		11,062

Income (loss) from operations	(162)	3,592		3,430

Other income, net	1,099	—		1,099

Income from continuing operations before provision for income taxes	937	3,592		4,529

Provision for income taxes	83	—		83

Income from continuing operations	854	3,592		4,446

Discontinued operations, net of income taxes:
Discontinued operations	—	—		—

Total discontinued operations, net of income taxes	—	—		—

Net income	$854	$3,592		$4,446

Net income per common share (basic):
From continuing operations	$0.03	$0.13		$0.16
From discontinued operations	—	—		—

Net income per common share (basic):	$0.03	$0.13		$0.16

Net income per common share (diluted):
From continuing operations	$0.03	$0.13		$0.16
From discontinued operations	—	—		—

Net income per common share (diluted):	$0.03	$0.13		$0.16

Basic weighted average shares	27,243	27,243		27,243

Diluted weighted average shares	28,331	28,331		28,331

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge Inc’s financial statements as of and for the three months ended March 31, 2006 and June 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc’s statement of operations as the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.
(b): Represents share-based compensation expense.
(c): Represents share-based compensation expense of $971 and a litigation settlement expense of $1,500.

Lightbridge Announces Second Quarter 2006 Financial Results — Page 12
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
Restated for discontinued operations

	Six Months Ended

	GAAP			Non-GAAP
	June 30, 2006	Non-GAAP Adjustments		June 30, 2006

Revenues	$51,765	$—		$51,765

Cost of revenues	22,519	(146)	(b)	22,373

Gross profit	29,246	146		29,392

Operating expenses:
Engineering and development	6,183	(287)	(b)	5,896
Sales and marketing	9,710	(69)	(b)	9,641
General and administrative	10,540	(3,764)	(c)	6,776
Restructuring charges and related asset impairments	2,330	(2,330)		—

Total operating expenses	28,763	(6,450)		22,313

Income from operations	483	6,596		7,079

Other income, net	2,109	—		2,109

Income from continuing operations before provision for income taxes	2,592	6,596		9,188

Provision for income taxes	574	—		574

Income from continuing operations	2,018	6,596		8,614

Discontinued operations, net of income taxes:
Discontinued operations	468	—		468

Total discontinued operations, net of income taxes	468	—		468

Net income	$2,486	$6,596		$9,082

Net income per common share (basic):
From continuing operations	$0.07	$0.24		$0.32
From discontinued operations	0.02	—		0.01

Net income per common share (basic):	$0.09	$0.24		$0.33

Net income per common share (diluted):
From continuing operations	$0.07	$0.24		$0.31
From discontinued operations	0.02	—		0.01

Net income per common share (diluted):	$0.09	$0.24		$0.32

Basic weighted average shares	27,134	27,134		27,134

Diluted weighted average shares	28,059	28,059		28,059

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge Inc’s financial statements as of and for the six months ended June 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc’s statement of operations as the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.
(b): Represents share-based compensation expense.
(c): Represents share-based compensation expense of $2,264 and a litigation settlement expense of $1,500.

Lightbridge Announces Second Quarter 2006 Financial Results — Page 13
Lightbridge, Inc. and Subsidiaries
Q3 2006 Guidance Summary
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
Lightbridge’s future performance involves risks and uncertainties, and the Company’s actual results could differ materially from such performance. Some of the factors that could affect the Company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. Additional information about factors that could affect Lightbridge’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Guidance to
Three months ending
September 30, 2006
Revenues	$22.4 — $24.2
Net income per diluted share	$0.03 — $0.11
Share-based compensation expense	$0.7 — $0.9
Restructuring charges	$0.5 — $0.7
Net income per diluted share before share-based compensation expense and restructuring charges (a)	$0.08 — $0.16
(a) : Represents a non-GAAP financial measure